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                                                                    Exhibit 21.1

                      LIST OF SUBSIDIARIES - AIRVANA, INC.

ENTITY                                                JURISDICTION
------                                        -----------------------------
Airvana Holding LLC                           Delaware

Airvana Securities Corporation                Massachusetts

Airvana Korea LLC                             Korea

Airvana Networks India Private Limited        India

Airvana KK                                    Japan

Airvana (U.K.) Limited                        United Kingdom